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Exhibit 23.1
                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_______) pertaining to the Stock Option Plan of Louis Dreyfus Natural Gas Corp. and in the related Prospectus of our report dated February 4, 1999 with respect to the consolidated financial statements and financial statement schedule of Louis Dreyfus Natural Gas Corp. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                         /s/Ernst & Young LLP
                                         ERNST & YOUNG LLP

Oklahoma City, Oklahoma
June 29, 1999